 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2016 (February 4, 2016)

INTERACTIVE INTELLIGENCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way
Indianapolis, IN 46278
(Address of principal executive offices, including zip code)

(317) 872-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers.
2016 Executive Compensation
On February 4, 2016, the Compensation Committee of the Board of Directors of Interactive Intelligence Group, Inc. (the "Company") approved annual compensation arrangements, for the year beginning January 1, 2016, for the Company's executive officers, including Donald E. Brown, the Company's Chairman of the Board, President and Chief Executive Officer, Ashley A. Vukovits, the Company's Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer, and the following other "Named Executive Officers" included in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2015:

Name	Title/Position
Gary R. Blough	Chief International Officer
Thomas J. Fisher	Chief Services Officer
Paul F. Weber	Chief Business Officer, Senior Vice President, North American Sales

The 2016 base salaries for each of the executive officers set forth above are as follows: Dr. Brown, $500,000; Ms. Vukovits, $275,000; Mr. Blough, $280,000; Mr. Fisher, $275,000; and Mr. Weber, $255,000.

For purposes of the 2016 incentive compensation arrangements discussed below, non-GAAP measures are used, which adjust GAAP numbers for purchase accounting adjustments, non-cash stock-based compensation expense and the amortization of certain intangible assets related to acquisitions.

Dr. Brown, Ms. Vukovits and Messrs. Blough, Fisher and Weber are each eligible for a New PureCloud Logos Bonus. The New PureCloud Logos Bonus is earned and paid quarterly based on the actual number of new PureCloud customers signed year-to-date in 2016. Payments begin once 80% of the target is met. For the first three quarters of the year, payments will be limited to 100% of the target. Payments for the second, third and fourth quarters are calculated based on year-to-date amounts earned less payments made in prior quarters. If the actual new PureCloud customers signed in 2016 equals the target number of customers, Dr. Brown, Ms. Vukovits and Messrs. Blough, Fisher and Weber will earn a bonus of $41,666, $16,666, $24,170, $11,666 and $23,188, respectively, for 2016. There is no limit on the maximum bonus earned.

Dr. Brown, Ms. Vukovits and Messrs. Blough, Fisher and Weber are each eligible for a Cloud Revenue Bonus. The Cloud Revenue Bonus is earned and paid quarterly based on actual 2016 cloud revenues, which includes CaaS, rental and PureCloud revenues. Payments begin once 90% of the target is met. For the first three quarters of the year, payments will be limited to 100% of the target. Payments for the second, third and fourth quarters are calculated based on year-to-date amounts earned less payments made in prior quarters. If the actual annual cloud revenues equal the target annual cloud revenues, Dr. Brown, Ms. Vukovits and Messrs. Blough, Fisher and Weber will earn a bonus of $41,667, $16,667, $24,170, $11,667 and $23,188, respectively, for 2016. There is no limit on the maximum bonus earned.

Dr. Brown, Ms. Vukovits and Messrs. Blough, Fisher and Weber are each eligible for an Expense Management Bonus. The Expense Management Bonus is earned and paid quarterly based on actual cost of revenues plus operating expenses, including capital expenditures and an adjustment for capitalized software (collectively, "expenses"), compared to target expenses representing a 1% savings from the Company's approved 2016 budget. For the first three quarters of the year, payments will be limited to 100% of the target. Payments for the second, third and fourth quarters are calculated based on year-to-date amounts earned less payments made in prior quarters. For any annual expense savings beyond the 1% target, bonus payments will be made on a sliding scale. If the actual annual expense savings from the Company's approved 2016 budget equal the 1% target savings, Dr. Brown, Ms. Vukovits and Messrs. Blough, Fisher and Weber will earn a bonus of $41,667, $16,667, $24,170, $11,667 and $23,188, respectively, for 2016. There is no limit on the maximum bonus earned.

Dr. Brown, Ms. Vukovits and Messrs. Blough, Fisher and Weber are also each eligible for bonuses based on certain management based objectives ("MBO Bonuses"). The MBO Bonuses will be earned and paid based on the evaluation of the attainment of the established goals and the approval of the payout by the Compensation Committee Chair, in the case of Dr.

Brown's MBO Bonuses, or the CEO, in the case of Ms. Vukovits' and Messrs. Blough, Fisher and Weber's MBO Bonuses. If at the end of 2016 an objective is determined to have not been 100% achieved, no bonus will be paid. If all objectives are met for 2016, Dr. Brown, Ms. Vukovits and Messrs. Blough, Fisher and Weber will earn a bonus of $375,000, $150,000, $217,490, $105,000 and $208,736, respectively, for 2016.

If the aggregate payout earned for 2016 under the New PureCloud Logos Bonus, Cloud Revenue Bonus and Expense Management Bonus by one of these executive officers exceeds 100% of his or her targeted aggregate payout under such bonuses, the amount earned by that executive officer under the MBO Bonuses will be multiplied by the same percentages. For example, if the aggregate payout earned under the New PureCloud Logos Bonus, Cloud Revenue Bonus and Expense Management Bonus was 125% of the executive officer's targeted payout under such bonuses, the amount earned under the executive officer's MBO Bonuses would be multiplied by 125%. There is no limit on the maximum superior achievement earned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: February 10, 2016	By:	/s/ Ashley A. Vukovits
Ashley A. Vukovits Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer